Exhibit 10.19

AMENDMENT TO VOTING AGREEMENT

Homeowners Choice, Inc. and the undersigned Shareholders hereby agree to amend the Voting Agreement as follows:

The Agreement will automatically terminate upon completion of a public sale of shares of any stock by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

HOMEOWNERS CHOICE, INC.

By:	/s/ Francis X. McCahill
Francis X. McCahill As Chief Executive Officer

By:	/s/ Paresh Patel
Paresh Patel

By:	/s/ Martin A. Traber
Martin A. Traber

By:	/s/ George Apostolou
George Apostolou

By:	/s/ Gregory Politis
Gregory Politis

By:	/s/ Krishna Persaud
Krishna Persaud

By:	/s/ Sanjay Madhu
Sanjay Madhu

By:	/s/ Anthony Saravanos
Anthony Saravanos

By:	/s/ Mark S. Berset
Mark S. Berset

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of                                 , 2007, by and among the holders of Common Stock of the Company executing a counterpart signature page to this Agreement as a shareholder (hereinafter individually referred to each as a “Shareholder” and collectively as the “Shareholders”), and HOMEOWNERS CHOICE, INC., a Florida corporation (the “Company”).

WITNESSETH:

WHEREAS, the Shareholders own              shares of the outstanding Voting Common Stock (the “Shares”) of the Company; and

WHEREAS, to provide for continuity in management of the Corporation, to prevent conflicts and to avoid deadlocks, the Shareholders desire to enter into this Agreement to provide for the voting of certain members to the Board of Directors (the “Board”).

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders and the Company agree as follows:

1.    Agreement to Vote.    Each Shareholder, hereby agrees on behalf of itself and any transferee or assignee of any the Shares, to hold all of the Shares subject to, and to vote the Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement.

2.    Board Composition.    The Shareholders shall vote at a regular or special meeting of stockholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the Board shall consist at all times of those individuals as provided on Schedule A, attached hereto.

3.    Removal.    Any director of the Company may be removed from the Board in the manner allowed by law and the Company’s Articles of Incorporation and Bylaws, but with respect to a director designated pursuant to section 2 above, only upon the vote or written consent of the stockholders entitled to designate such director. The Shareholders also agree:

(a)    In the event that the CEO is no longer serving as the CEO (the “Former CEO”), all parties to this Agreement shall immediately take such action as is necessary to remove the Former CEO from the Board.

(b)    In the event that the COO is no longer serving as the COO (the “Former COO”), all parties to this Agreement shall immediately take such action as is necessary to remove the Former COO from the Board.

(c)    In the event that the CFO is no longer serving as the CFO (the “Former CFO”), all parties to this Agreement shall immediately take such action as is necessary to remove the Former CFO from the Board.

4.    Legend on Share Certificates.    Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

5.    Covenant of the Company.    The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

6.    No Liability for Election of Recommended Directors.    Neither the Company, the Shareholders, nor any officer, director, stockholder, partner, employee or agent of the Company or Shareholders, makes any representation or warranty as to the fitness or competence of the nominee of any Shareholder hereunder to serve on the Company’s Board by virtue of such Shareholder’s execution of this Agreement or by the act of such Shareholder in voting for such nominee pursuant to this Agreement.

7.    Grant of Proxy.    Upon the failure of any Shareholder to vote their shares in accordance with the terms of this Agreement, such Shareholder hereby grants to a stockholder designated by the Board of Directors of the Company a proxy coupled with an interest in all Shares owned by such Shareholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 7 is amended to remove such grant of proxy in accordance with Section 13 hereof, to vote all such Shares in the manner provided in Sections 2 and 3 hereof.

8.    Specific Enforcement.    It is agreed and understood that monetary damages would not adequately compensate an injured Shareholder for the breach of this Agreement by any other Shareholder, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Shareholder hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9.    Execution by the Company.    The Company, by its execution in the space provided below, agrees that it will cause the certificates issued after the date hereof evidencing the Shares to bear the legend required by Section 4 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 4 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 9, shall not affect the validity or enforcement of this Agreement.

10.    Captions.    The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

11.    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 11).

12.    Term.    This Agreement shall terminate and be of no further force or effect upon as of the date which is five (5) years from the date of this Agreement.

13.    Manner of Voting.    The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

14.    Amendments and Waivers.    Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, and (ii) the holders of a majority of the then outstanding voting shares held by the Shareholders.

15.    Stock Splits, Stock Dividends, etc.    In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Shareholders hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.

16.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17.    Binding Effect.    In addition to any restriction on transfer that may be imposed by any other agreement by which any Shareholder hereto may be bound, this Agreement shall be binding upon the Shareholders, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become Shareholders hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by a transferee, such transferee shall be deemed to be a Shareholder hereto as if such transferee’s signature appeared on the signature pages hereto. By its execution hereof or any Adoption Agreement, each of the Shareholders hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles thereof.

19.    Venue.    In the event any party to this Agreement commences any litigation, proceeding or other legal action with respect to any claim arising under this Agreement, the parties to this Agreement hereby (a) agree that any such litigation, proceeding or other legal action shall be brought exclusively in a court of competent jurisdiction located within Hillsborough County, Florida, whether a state or federal court; (b) agree that in connection with any such litigation, proceeding, or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process or in accordance with the notice provisions contained herein; and (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action was brought in an inconvenient forum. The parties expressly agree that any breach of this Agreement shall be deemed to have occurred in such County. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

20.    Entire Agreement.    This Agreement is intended to be the sole agreement of the Shareholders as it relates to the subject matter hereof and supersedes all other agreements to which any of the Shareholders may be parties relating to the subject matter hereof, including, but not limited to, all agreements relating to the voting, ownership or disposition of any securities of the Company.

24.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Shareholders and the Company have executed this Agreement as of the date first above written.

COMPANY HOMEOWNERS CHOICE, INC.

By:	/s/ Francis X. McCahill, III
Francis X. McCahill, III, President

COMPANY SIGNATURE PAGE TO VOTING AGREEMENT

FOR HOMEOWNERS CHOICE, INC.

SHAREHOLDER:

By:

Address:

Number of shares held by Shareholder:

ENTITY SHAREHOLDER SIGNATURE PAGE TO VOTING AGREEMENT

FOR HOMEOWNERS CHOICE, INC.

SHAREHOLDER:

By:	/s/ Gregory Politis

Address:	965 S. Bayshore Blvd.
S. Harbor, FL 34695

Number of shares held by Shareholder: 500,000

By:	/s/ Anthony Saravanos
Anthony Saravanos, Managing Member HC Investment LLC

Address:	12550 Heatherleaf Drive
Tampa, FL 33626

Number of shares held by Shareholder: 200,000

By:	/s/ Martin A. Traber
Martin A. Traber

Address:	100 N. Tampa, Suite 2700
Tampa, FL 33602

Number of shares held by Shareholder: 300,000

By:	/s/ Sanjay Madhu
Sanjay Madhu

Address:	425 E. Davis Blvd.
Tampa, FL 33606

Number of shares held by Shareholder: 200,000

By:	/s/ Krishna Persaud
Krishna Persand

Address:	11767 Bayfield Dr.
Boca Raton, FL 33498

Number of shares held by Shareholder: 1,000,000

By:	/s/ Mark S. Berset
Mark S. Berset

Address:	1050 Friendly Way S.
St. Pete, FL 33705

Number of shares held by Shareholder: 500,000

By:	/s/ George Apostolou
George Apostolou

Address:	275 1st St. West
Tierra Verde, FL 33715

Number of shares held by Shareholder: 250,000

SHAREHOLDER SIGNATURE PAGE TO VOTING AGREEMENT

FOR HOMEOWNERS CHOICE, INC.

SCHEDULE A

BOARD MEMBERS VOTED SUBJECT TO THIS AGREEMENT

Paresh Patel

Martin A. Traber

Gregory Politis

George Apostolou

Sanjay Madhu

Krishna Persaud

Anthony Sarvanos

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of                             , 2007 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a) Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b) Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Shareholder thereto.

(c) Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this              day of                             , 200    .

TRANSFEREE:

By:
Print Name:
Print Title:

Address:
Fax:

Accepted and Agreed:

COMPANY

By:
Title: